 Exhibit 99.1

For Immediate Release

For more information:

Jefferson Harralson

Chief Financial Officer

(864) 240-6208

Jefferson_Harralson@ucbi.com

United Community Banks, Inc. Reports Second Quarter Results

Continued Strong Performance and Strengthening of its Balance Sheet

GREENVILLE, SC – July 21, 2020 - United Community Banks, Inc. (NASDAQ: UCBI) (United) today reported second quarter financial results, with record year-over-year loan and deposit growth. United delivered net income of $25.1 million and pre-tax pre-provision income of $65.6 million and built its allowance for credit losses with a $33.5 million provision for credit losses. Due largely to the continued reserve build anticipating potential future loan losses driven by COVID-19 effects on the economy, diluted earnings per share of $0.32 represented a decrease of $0.23 or 42%, from a year ago. Excluding merger-related and other charges, diluted operating earnings per share were also $0.32, also down 46% from last year. United’s return on assets (ROA) was 0.71% and its return on common equity was 6.2% for the quarter. On an operating basis, United’s ROA was 0.72% and its return on tangible common equity was 8.1%.

Chairman and CEO Lynn Harton stated, “As the nation continues to grapple with the uncertainties of the future economic environment, I am pleased with the financial strength of the company and the performance of our employees, who continue to deliver for our customers. In this new world of physical distancing, the investments we have made in our digital delivery channels are being put to the test and exceeding our expectations. Customer traffic patterns suggest that our customers have significantly increased their use of our digital platform to access our products and services, as well as to open and manage their accounts. Along with our enhanced mobile app, this platform has enabled us to maintain business volume, while keeping our employees and customers physically-distanced and safe while banking. We supported our small business clients by offering loan deferrals, as needed. Additionally, our SBA team, along with other United bankers across our markets, processed nearly 11,000 applications for the SBA’s Paycheck Protection Program (PPP) loans totaling $1.1 billion—providing funding for small businesses throughout our footprint. In addition to addressing the needs of our existing customers, we added approximately 4,000 new loan and deposit customers since the Program began, which has given us an even greater opportunity to serve our markets.”

This quarter saw record growth with total loans increasing by $1.2 billion—mainly from PPP loans—however, non-PPP loans also grew at a 5% annualized rate. Likewise, core transaction deposits were up a record $1.7 billion over first quarter with growth in noninterest bearing deposits of $1.1 billion being the primary driver. United’s cost of deposits decreased 18 bps to 0.38% as a result. Net interest margin decreased 65 bps from the first quarter. Of this decrease, 18 bps was due to lower purchased loan accretion, approximately 6 bps was due to lower-yielding PPP loans, and approximately 9 bps resulted from carrying an increased amount in low-yielding overnight investments due to the record amount of liquidity generated by bank deposit growth in the quarter.

Harton continued, “During the second quarter, we also completed a number of important strategic initiatives that position us well for the future. In June, we raised $200 million—$100 million in preferred stock with a 6.875% annual dividend rate and $100 million in senior notes with a 5.00% annual coupon. Our long-term goal is to continue to remain a top performer in our peer group, with top quartile results in key performance metrics including capital levels. These capital raises were done to provide us with substantial flexibility to be able to both focus on our customers’ current needs, and at the same time, be prepared to emerge from the health crisis in a very strong position. We believe that there will be meaningful strategic growth opportunities at that point.”

Immediately following quarter end, the bank announced the July 1st closing of the previously announced merger with Three Shores Bancorporation, Inc. and its bank subsidiary Seaside National Bank & Trust, which will now be branded Seaside Bank and Trust. Harton noted, “We are pleased to welcome Seaside’s talented team of bankers and believe that our combined banks are better together. Gideon Haymaker is now United’s president for the State of Florida and additionally will lead our expansion of Seaside’s wealth management offering across United’s footprint.”

Mr. Harton concluded, “Giving back to our communities is at the core of who we are as a community bank. In keeping with that long-standing tradition, I am also pleased to announce that we recently formed the United Community Bank Foundation, a tax-exempt private foundation which will expand our charitable endeavors throughout our footprint. In the second quarter, we made a $1 million initial contribution to the foundation, which will allow us to further support our communities that have been critical to our success over the years.”

Second Quarter 2020 Financial Highlights:

•	EPS decreased by 42% compared to last year on a GAAP basis and 46% on an operating basis

•	Return on assets of 0.71%, or 0.72% excluding merger-related and other charges

•	Pre-tax, pre-provision return on assets of 1.86%, or 1.87% excluding merger-related and other charges

•	Return on common equity of 6.2%

•	Return on tangible common equity of 8.1%, excluding merger-related and other charges

•	United adopted the Current Expected Credit Losses (CECL) model for determining the allowance for credit losses last quarter; the continued uncertain economic outlook necessitated a provision for credit losses of $33.5 million

•	Record loan production of $2.0 billion, with $1.1 billion in PPP loans and $866 million in traditional (non-PPP) loans

•	Loan growth of $1.2 billion, including traditional loan growth at an annualized rate of 5% for the quarter

•	Core transaction deposits were up $1.7 billion or 22%, mainly driven by noninterest bearing demand deposit growth of $1.1 billion; a significant portion of United’s core transaction deposit growth was attributable to PPP-related deposits

•	Net interest margin of 3.42%, which was down 65 bps from first quarter, reflecting the effect of lower interest rates, lower purchased loan accretion, the impact of the lower yielding PPP loans and a much higher level of low-yielding, highly-liquid assets

•	Mortgage rate locks of $802 million, which is slightly higher than last quarter and again exceeds our previous quarterly record by 58%; this compares to $390 million a year ago

•	Noninterest income was up $14.4 million on a linked quarter basis, primarily due to a $15.3 million increase in mortgage income as a result of record mortgage rate locks and production, as well as an improved market environment

•	Efficiency ratio of 55.86%, or 55.59% excluding merger-related and other charges

•	Net charge-offs of $6.1 million, or 25 basis points as a percent of average loans, down 12 basis points from last quarter and mainly attributable to two credits that have been substandard for more than a year

•	Nonperforming assets of 0.32% of total assets, which is up 4 basis points compared to March 31, 2020

•	Total deferrals of $1.8 billion or 17% of the total loan portfolio at June 30

•	Funded the United Community Bank Foundation with an initial $1 million contribution for charities and causes throughout the footprint

•	Completed a public offering of $100 million aggregate of 6.875% Non-Cumulative Perpetual Preferred Stock and $100 million aggregate principal amount of 5.000% Fixed-to-Floating Senior Notes due 2030

•	Effective July 1, 2020, United completed its merger with Three Shores Bancorporation, Inc. and its bank subsidiary, Seaside National Bank & Trust

Conference Call

United will hold a conference call, Wednesday, July 22, 2020, at 11 a.m. ET to discuss the contents of this press release and to share business highlights for the quarter. To access the call, dial (877) 380-5665 and use the conference number 4995436. The conference call also will be webcast and available for replay for 30 days by selecting “Events & Presentations” within the Investor Relations section of United’s website at www.ucbi.com.

UNITED COMMUNITY BANKS, INC.

Selected Financial Information

	2020		2019			Second Quarter	For the Six Months Ended June 30,		YTD
(in thousands, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	2020 - 2019 Change	2020	2019	2020 - 2019 Change
INCOME SUMMARY
Interest revenue	$123,605	$136,547	$136,419	$140,615	$139,156		$260,152	$275,672
Interest expense	14,301	17,941	19,781	21,277	21,372		32,242	42,254
Net interest revenue	109,304	118,606	116,638	119,338	117,784	(7)%	227,910	233,418	(2)%
Provision for credit losses	33,543	22,191	3,500	3,100	3,250		55,734	6,550	751
Noninterest income	40,238	25,814	30,183	29,031	24,531	64	66,052	45,499	45
Total revenue	115,999	122,229	143,321	145,269	139,065	(17)	238,228	272,367	(13)
Expenses	83,980	81,538	81,424	82,924	81,813	3	165,518	157,897	5
Income before income tax expense	32,019	40,691	61,897	62,345	57,252	(44)	72,710	114,470	(36)
Income tax expense	6,923	8,807	12,885	13,983	13,167	(47)	15,730	26,123	(40)
Net income	25,096	31,884	49,012	48,362	44,085	(43)	56,980	88,347	(36)
Merger-related and other charges	397	808	(74)	2,605	4,087		1,205	4,826
Income tax benefit of merger-related and other charges	(87)	(182)	17	(600)	(940)		(269)	(1,112)
Net income - operating (1)	$25,406	$32,510	$48,955	$50,367	$47,232	(46)	$57,916	$92,061	(37)

Pre-tax pre-provision income (5)	$65,562	$62,882	$65,397	$65,445	$60,502	8	$128,444	$121,020	6

PERFORMANCE MEASURES
Per common share:
Diluted net income - GAAP	$0.32	$0.40	$0.61	$0.60	$0.55	(42)	$0.71	$1.10	(35)
Diluted net income - operating (1)	0.32	0.41	0.61	0.63	0.59	(46)	0.73	1.15	(37)
Cash dividends declared	0.18	0.18	0.18	0.17	0.17	6	0.36	0.33	9
Book value	21.22	20.80	20.53	20.16	19.65	8	21.22	19.65	8
Tangible book value (3)	16.95	16.52	16.28	15.90	15.38	10	16.95	15.38	10
Key performance ratios:
Return on common equity - GAAP (2)(4)	6.17%	7.85%	12.07%	12.16%	11.45%		7.01%	11.65%
Return on common equity - operating (1)(2)(4)	6.25	8.01	12.06	12.67	12.27		7.13	12.14
Return on tangible common equity - operating (1)(2)(3)(4)	8.09	10.57	15.49	16.38	15.88		9.20	15.67
Return on assets - GAAP (4)	0.71	0.99	1.50	1.51	1.40		0.85	1.42
Return on assets - operating (1)(4)	0.72	1.01	1.50	1.58	1.50		0.86	1.48
Return on assets - pre-tax pre-provision (4)(5)	1.86	1.95	2.00	2.05	1.92		1.91	1.94
Return on assets - pre-tax pre-provision, excluding merger- related and other charges (1)(4)(5)	1.87	1.98	2.00	2.13	2.05		1.92	2.02
Net interest margin (fully taxable equivalent) (4)	3.42	4.07	3.93	4.12	4.12		3.73	4.11
Efficiency ratio - GAAP	55.86	56.15	54.87	55.64	57.28		56.00	56.32
Efficiency ratio - operating (1)	55.59	55.59	54.92	53.90	54.42		55.59	54.60
Equity to total assets	11.81	12.54	12.66	12.53	12.25		11.81	12.25
Tangible common equity to tangible assets (3)	9.12	10.22	10.32	10.16	9.86		9.12	9.86

ASSET QUALITY
Nonperforming loans	$48,021	$36,208	$35,341	$30,832	$26,597	81	$48,021	$26,597	81
Foreclosed properties	477	475	476	102	75	536	477	75	536
Total nonperforming assets ("NPAs")	48,498	36,683	35,817	30,934	26,672	82	48,498	26,672	82
Allowance for credit losses - loans	103,669	81,905	62,089	62,514	62,204	67	103,669	62,204	67
Net charge-offs	6,149	8,114	3,925	2,723	2,438	152	14,263	5,568	156
Allowance for credit losses - loans to loans	1.02%	0.92%	0.70%	0.70%	0.70%		1.02	0.70%
Net charge-offs to average loans (4)	0.25	0.37	0.18	0.12	0.11		0.31	0.13
NPAs to loans and foreclosed properties	0.48	0.41	0.41	0.35	0.30		0.48	0.30
NPAs to total assets	0.32	0.28	0.28	0.24	0.21		0.32	0.21

AVERAGE BALANCES ($ in millions)
Loans	$9,773	$8,829	$8,890	$8,836	$8,670	13	$9,301	$8,551	9
Investment securities	2,408	2,520	2,486	2,550	2,674	(10)	2,464	2,778	(11)
Earning assets	12,958	11,798	11,832	11,568	11,534	12	12,378	11,516	7
Total assets	14,173	12,944	12,946	12,681	12,608	12	13,558	12,559	8
Deposits	12,071	10,915	10,924	10,531	10,493	15	11,493	10,427	10
Shareholders’ equity	1,686	1,653	1,623	1,588	1,531	10	1,670	1,505	11
Common shares - basic (thousands)	78,920	79,340	79,659	79,663	79,673	(1)	79,130	79,739	(1)
Common shares - diluted (thousands)	78,924	79,446	79,669	79,667	79,678	(1)	79,186	79,745	(1)

AT PERIOD END ($ in millions)
Loans	$10,133	$8,935	$8,813	$8,903	$8,838	15	$10,133	$8,838	15
Investment securities	2,432	2,540	2,559	2,515	2,620	(7)	2,432	2,620	(7)
Total assets	15,005	13,086	12,916	12,809	12,779	17	15,005	12,779	17
Deposits	12,702	11,035	10,897	10,757	10,591	20	12,702	10,591	20
Shareholders’ equity	1,772	1,641	1,636	1,605	1,566	13	1,772	1,566	13
Common shares outstanding (thousands)	78,335	78,284	79,014	78,974	79,075	(1)	78,335	79,075	(1)

(1)	Excludes merger-related and other charges which includes termination of pension plan in the third quarter of 2019, executive retirement charges in the second quarter of 2019 and amortization of certain executive change of control benefits.
(2)	Net income divided by average realized common equity, which excludes accumulated other comprehensive income (loss).
(3)	Excludes effect of acquisition related intangibles and associated amortization.
(4)	Annualized.
(5)	Excludes income tax expense and provision for credit losses.

UNITED COMMUNITY BANKS, INC.

Non-GAAP Performance Measures Reconciliation

Selected Financial Information

	2020		2019			For the Six Months Ended June 30,
(in thousands, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	2020	2019

Expense reconciliation
Expenses (GAAP)	$83,980	$81,538	$81,424	$82,924	$81,813	$165,518	$157,897
Merger-related and other charges	(397)	(808)	74	(2,605)	(4,087)	(1,205)	(4,826)
Expenses - operating	$83,583	$80,730	$81,498	$80,319	$77,726	$164,313	$153,071

Net income to operating income reconciliation
Net income (GAAP)	$25,096	$31,884	$49,012	$48,362	$44,085	$56,980	$88,347
Merger-related and other charges	397	808	(74)	2,605	4,087	1,205	4,826
Income tax benefit of merger-related and other charges	(87)	(182)	17	(600)	(940)	(269)	(1,112)
Net income - operating	$25,406	$32,510	$48,955	$50,367	$47,232	$57,916	$92,061

Net income to pre-tax pre-provision income reconciliation
Net income (GAAP)	$25,096	$31,884	$49,012	$48,362	$44,085	$56,980	$88,347
Income tax expense	6,923	8,807	12,885	13,983	13,167	15,730	26,123
Provision for credit losses	33,543	22,191	3,500	3,100	3,250	55,734	6,550
Pre-tax pre-provision income	$65,562	$62,882	$65,397	$65,445	$60,502	$128,444	$121,020

Diluted income per common share reconciliation
Diluted income per common share (GAAP)	$0.32	$0.40	$0.61	$0.60	$0.55	$0.71	$1.10
Merger-related and other charges, net of tax	—	0.01	—	0.03	0.04	0.02	0.05
Diluted income per common share - operating	$0.32	$0.41	$0.61	$0.63	$0.59	$0.73	$1.15

Book value per common share reconciliation
Book value per common share (GAAP)	$21.22	$20.80	$20.53	$20.16	$19.65	$21.22	$19.65
Effect of goodwill and other intangibles	(4.27)	(4.28)	(4.25)	(4.26)	(4.27)	(4.27)	(4.27)
Tangible book value per common share	$16.95	$16.52	$16.28	$15.90	$15.38	$16.95	$15.38

Return on tangible common equity reconciliation
Return on common equity (GAAP)	6.17%	7.85%	12.07%	12.16%	11.45%	7.01%	11.65%
Merger-related and other charges, net of tax	0.08	0.16	(0.01)	0.51	0.82	0.12	0.49
Return on common equity - operating	6.25	8.01	12.06	12.67	12.27	7.13	12.14
Effect of goodwill and other intangibles	1.84	2.56	3.43	3.71	3.61	2.07	3.53
Return on tangible common equity - operating	8.09%	10.57%	15.49%	16.38%	15.88%	9.20%	15.67%

Return on assets reconciliation
Return on assets (GAAP)	0.71%	0.99%	1.50%	1.51%	1.40%	0.85%	1.42%
Merger-related and other charges, net of tax	0.01	0.02	—	0.07	0.10	0.01	0.06
Return on assets - operating	0.72%	1.01%	1.50%	1.58%	1.50%	0.86%	1.48%

Return on assets to return on assets- pre-tax pre-provision reconciliation
Return on assets (GAAP)	0.71%	0.99%	1.50%	1.51%	1.40%	0.85%	1.42%
Income tax expense	0.20	0.27	0.39	0.44	0.42	0.23	0.41
Provision for credit losses	0.95	0.69	0.11	0.10	0.10	0.83	0.11
Return on assets - pre-tax, pre-provision	1.86	1.95	2.00	2.05	1.92	1.91	1.94
Merger-related and other charges	0.01	0.03	—	0.08	0.13	0.01	0.08
Return on assets - pre-tax pre-provision, excluding merger-related and other charges	1.87%	1.98%	2.00%	2.13%	2.05%	1.92%	2.02%

Efficiency ratio reconciliation
Efficiency ratio (GAAP)	55.86%	56.15%	54.87%	55.64%	57.28%	56.00%	56.32%
Merger-related and other charges	(0.27)	(0.56)	0.05	(1.74)	(2.86)	(0.41)	(1.72)
Efficiency ratio - operating	55.59%	55.59%	54.92%	53.90%	54.42%	55.59%	54.60%

Tangible common equity to tangible assets reconciliation
Equity to total assets (GAAP)	11.81%	12.54%	12.66%	12.53%	12.25%	11.81%	12.25%
Effect of goodwill and other intangibles	(2.05)	(2.32)	(2.34)	(2.37)	(2.39)	(2.05)	(2.39)
Effect of preferred equity	(0.64)	—	—	—	—	(0.64)	—
Tangible common equity to tangible assets	9.12%	10.22%	10.32%	10.16%	9.86%	9.12%	9.86%

UNITED COMMUNITY BANKS, INC.

Financial Highlights

Loan Portfolio Composition at Period-End

	2020		2019			Linked	Year over
(in millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	Quarter Change	Year Change
LOANS BY CATEGORY
Owner occupied commercial RE	$1,760	$1,703	$1,720	$1,692	$1,658	$57	$102
Income producing commercial RE	2,178	2,065	2,008	1,934	1,939	113	239
Commercial & industrial	1,219	1,310	1,221	1,271	1,299	(91)	(80)
Paycheck protection program	1,095	—	—	—	—	1,095	1,095
Commercial construction	946	959	976	1,001	983	(13)	(37)
Equipment financing	779	761	745	729	674	18	105
Total commercial	7,976	6,798	6,670	6,627	6,553	1,178	1,423
Residential mortgage	1,152	1,128	1,118	1,121	1,108	24	44
Home equity lines of credit	654	668	661	669	675	(14)	(21)
Residential construction	230	216	236	229	219	14	11
Consumer	121	125	128	257	283	(4)	(162)
Total loans	$10,133	$8,935	$8,813	$8,903	$8,838	$1,198	$1,295

LOANS BY MARKET
North Georgia	$951	$958	$967	$1,002	$1,002	(7)	(51)
Atlanta	1,852	1,820	1,762	1,740	1,745	32	107
North Carolina	1,171	1,124	1,156	1,117	1,084	47	87
Coastal Georgia	618	604	631	611	604	14	14
Gainesville	233	235	246	246	244	(2)	(11)
East Tennessee	433	425	421	435	446	8	(13)
South Carolina	1,778	1,774	1,708	1,705	1,674	4	104
Commercial Banking Solutions	3,097	1,995	1,922	1,916	1,884	1,102	1,213
Indirect auto	—	—	—	131	155	—	(155)
Total loans	$10,133	$8,935	$8,813	$8,903	$8,838	$1,198	$1,295

UNITED COMMUNITY BANKS, INC.

Financial Highlights

Credit Quality

	2020		2019
(in thousands)	Second Quarter	First Quarter	Fourth Quarter
NONACCRUAL LOANS
Owner occupied RE	$10,710	$10,405	$10,544
Income producing RE	11,274	2,235	1,996
Commercial & industrial	3,432	3,169	2,545
Commercial construction	2,290	1,724	2,277
Equipment financing	3,119	2,439	3,141
Total commercial	30,825	19,972	20,503
Residential mortgage	13,185	12,458	10,567
Home equity lines of credit	3,138	3,010	3,173
Residential construction	500	540	939
Consumer	373	228	159
Total	$48,021	$36,208	$35,341

	2020				2019
	Second Quarter		First Quarter		Fourth Quarter
(in thousands)	Net Charge- Offs	Net Charge-Offs to Average Loans (1)	Net Charge- Offs	Net Charge-Offs to Average Loans (1)	Net Charge- Offs	Net Charge-Offs to Average Loans (1)
NET CHARGE-OFFS BY CATEGORY
Owner occupied RE	$(466)	$(0.11)%	$(1,028)	(0.24)%	$(208)	(0.05)%
Income producing RE	4,548	0.86	270	0.05	95	0.02
Commercial & industrial	(37)	(0.01)	7,185	2.30	1,809	0.58
Commercial construction	122	0.05	(141)	(0.06)	(140)	(0.06)
Equipment financing	1,665	0.87	1,507	0.81	1,550	0.84
Total commercial	5,832	0.31	7,793	0.47	3,106	0.19
Residential mortgage	(6)	—	9	—	89	0.03
Home equity lines of credit	(98)	(0.06)	(83)	(0.05)	198	0.12
Residential construction	(5)	(0.01)	(12)	(0.02)	(24)	(0.04)
Consumer	426	1.39	407	1.30	556	0.90
Total	$6,149	0.25	$8,114	0.37	$3,925	0.18

(1)	Annualized.

UNITED COMMUNITY BANKS, INC.

Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)	June 30, 2020	December 31, 2019
ASSETS
Cash and due from banks	$125,255	$125,844
Interest-bearing deposits in banks	1,203,706	389,362
Cash and cash equivalents	1,328,961	515,206
Debt securities available-for-sale	2,125,209	2,274,581
Debt securities held-to-maturity (fair value $320,253 and $287,904)	306,638	283,533
Loans held for sale at fair value	99,477	58,484
Loans and leases held for investment	10,132,510	8,812,553
Less allowance for credit losses - loans and leases	(103,669)	(62,089)
Loans and leases, net	10,028,841	8,750,464
Premises and equipment, net	211,972	215,976
Bank owned life insurance	200,699	202,664
Accrued interest receivable	37,774	32,660
Net deferred tax asset	27,362	34,059
Derivative financial instruments	94,434	35,007
Goodwill and other intangible assets, net	340,220	342,247
Other assets	203,300	171,135
Total assets	$15,004,887	$12,916,016
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand	$4,689,545	$3,477,979
NOW and interest-bearing demand	2,582,831	2,461,895
Money market	2,621,158	2,230,628
Savings	832,529	706,467
Time	1,751,091	1,859,574
Brokered	224,931	160,701
Total deposits	12,702,085	10,897,244
Long-term debt	311,631	212,664
Derivative financial instruments	24,685	15,516
Accrued expenses and other liabilities	194,841	154,900
Total liabilities	13,233,242	11,280,324
Shareholders' equity:
Preferred stock; $1 par value; 10,000,000 shares authorized; Series I, $25,000 per share liquidation preference; 4,000 shares issued and outstanding	96,660	—
Common stock, $1 par value; 150,000,000 shares authorized; 78,335,127 and 79,013,729 shares issued and outstanding	78,335	79,014
Common stock issuable; 596,785 and 664,640 shares	10,646	11,491
Capital surplus	1,480,464	1,496,641
Retained earnings	64,990	40,152
Accumulated other comprehensive income	40,550	8,394
Total shareholders' equity	1,771,645	1,635,692
Total liabilities and shareholders' equity	$15,004,887	$12,916,016

UNITED COMMUNITY BANKS, INC.

Consolidated Statements of Income (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2020	2019	2020	2019
Interest revenue:
Loans, including fees	$107,862	$119,671	$225,925	$234,930
Investment securities, including tax exempt of $1,570, $1,122, $3,093 and $2,291	15,615	19,076	33,009	39,894
Deposits in banks and short-term investments	128	409	1,218	848
Total interest revenue	123,605	139,156	260,152	275,672

Interest expense:
Deposits:
NOW and interest-bearing demand	1,628	3,460	4,606	7,069
Money market	3,421	4,842	7,952	8,974
Savings	39	42	74	74
Time	6,183	8,771	13,714	16,955
Deposits	11,271	17,115	26,346	33,072
Short-term borrowings	—	248	1	409
Federal Home Loan Bank advances	—	752	1	2,174
Long-term debt	3,030	3,257	5,894	6,599
Total interest expense	14,301	21,372	32,242	42,254
Net interest revenue	109,304	117,784	227,910	233,418
Provision for credit losses	33,543	3,250	55,734	6,550
Net interest revenue after provision for credit losses	75,761	114,534	172,176	226,868

Noninterest income:
Service charges and fees	6,995	9,060	15,633	17,513
Mortgage loan gains and other related fees	23,659	5,344	31,969	9,092
Brokerage fees	1,324	1,588	2,964	2,925
Gains from sales of other loans, net	1,040	1,470	2,714	2,773
Securities gains (losses), net	—	149	—	(118)
Other	7,220	6,920	12,772	13,314
Total noninterest income	40,238	24,531	66,052	45,499
Total revenue	115,999	139,065	238,228	272,367

Noninterest expenses:
Salaries and employee benefits	51,811	48,157	103,169	95,660
Communications and equipment	6,556	6,222	12,502	12,010
Occupancy	5,945	5,919	11,659	11,503
Advertising and public relations	2,260	1,596	3,534	2,882
Postage, printing and supplies	1,613	1,529	3,283	3,115
Professional fees	4,823	4,054	8,920	7,215
Lending and loan servicing expense	3,189	2,619	5,482	4,953
Outside services - electronic banking	1,796	1,558	3,628	3,167
FDIC assessments and other regulatory charges	1,558	1,547	3,042	3,257
Amortization of intangibles	987	1,342	2,027	2,635
Merger-related and other charges	397	3,894	1,205	4,440
Other	3,045	3,376	7,067	7,060
Total noninterest expenses	83,980	81,813	165,518	157,897
Net income before income taxes	32,019	57,252	72,710	114,470
Income tax expense	6,923	13,167	15,730	26,123
Net income	$25,096	$44,085	$56,980	$88,347

Net income available to common shareholders	$24,913	$43,769	$56,554	$87,716

Net income per common share:
Basic	$0.32	$0.55	$0.71	$1.10
Diluted	0.32	0.55	0.71	1.10
Weighted average common shares outstanding:
Basic	78,920	79,673	79,130	79,739
Diluted	78,924	79,678	79,186	79,745

Average Consolidated Balance Sheets and Net Interest Analysis

For the Three Months Ended June 30,

	2020			2019
(dollars in thousands, fully taxable equivalent (FTE))	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (FTE) (1)(2)	$9,772,703	$107,398	4.42%	$8,669,847	$119,668	5.54%
Taxable securities (3)	2,229,371	14,045	2.52	2,506,942	17,954	2.86
Tax-exempt securities (FTE) (1)(3)	178,903	2,110	4.72	166,628	1,507	3.62
Federal funds sold and other interest-earning assets	776,776	857	0.44	190,678	679	1.42
Total interest-earning assets (FTE)	12,957,753	124,410	3.86	11,534,095	139,808	4.86

Noninterest-earning assets:
Allowance for credit losses	(89,992)			(62,716)
Cash and due from banks	138,842			125,021
Premises and equipment	217,096			224,018
Other assets (3)	949,201			787,859
Total assets	$14,172,900			$12,608,277

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW and interest-bearing demand	$2,444,895	1,628	0.27	$2,190,080	3,460	0.63
Money market	2,541,805	3,421	0.54	2,186,282	4,842	0.89
Savings	788,247	39	0.02	687,753	42	0.02
Time	1,805,671	6,058	1.35	1,773,968	6,949	1.57
Brokered time deposits	130,556	125	0.39	298,553	1,822	2.45
Total interest-bearing deposits	7,711,174	11,271	0.59	7,136,636	17,115	0.96
Federal funds purchased and other borrowings	1	—	—	38,838	248	2.56
Federal Home Loan Bank advances	—	—	—	117,912	752	2.56
Long-term debt	228,096	3,030	5.34	252,351	3,257	5.18
Total borrowed funds	228,097	3,030	5.34	409,101	4,257	4.17
Total interest-bearing liabilities	7,939,271	14,301	0.72	7,545,737	21,372	1.14

Noninterest-bearing liabilities:
Noninterest-bearing deposits	4,360,095			3,355,930
Other liabilities	187,375			175,806
Total liabilities	12,486,741			11,077,473
Shareholders' equity	1,686,159			1,530,804
Total liabilities and shareholders' equity	$14,172,900			12,608,277

Net interest revenue (FTE)		$110,109			$118,436
Net interest-rate spread (FTE)			3.14%			3.72%
Net interest margin (FTE) (4)			3.42%			4.12%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 26%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.
(2)	Included in the average balance of loans outstanding are loans on which the accrual of interest has been discontinued and loans that are held for sale.
(3)	Securities available for sale are shown at amortized cost. Pretax unrealized gains of $66.3 million in 2020 and unrealized gains of $5.00 million in 2019 are included in other assets for purposes of this presentation.
(4)	Net interest margin is taxable equivalent net interest revenue divided by average interest-earning assets.

Average Consolidated Balance Sheets and Net Interest Analysis

For the Six Months Ended June 30,

	2020			2019
(dollars in thousands, fully taxable equivalent (FTE))	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (FTE) (1)(2)	$9,300,792	$225,194	4.87%	$8,550,574	$235,015	5.54%
Taxable securities (3)	2,293,502	29,916	2.61	2,609,400	37,603	2.88
Tax-exempt securities (FTE) (1)(3)	170,578	4,155	4.87	168,156	3,077	3.66
Federal funds sold and other interest-earning assets	612,776	2,489	0.81	188,165	1,297	1.38
Total interest-earning assets (FTE)	12,377,648	261,754	4.25	11,516,295	276,992	4.84

Non-interest-earning assets:
Allowance for loan losses	(79,885)			(62,253)
Cash and due from banks	133,548			124,414
Premises and equipment	218,170			220,335
Other assets (3)	908,828			759,899
Total assets	$13,558,309			$12,558,690

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW and interest-bearing demand	$2,428,815	4,606	0.38	$2,238,083	7,069	0.64
Money market	2,441,264	7,952	0.66	2,142,411	8,974	0.84
Savings	750,179	74	0.02	680,018	74	0.02
Time	1,823,612	13,308	1.47	1,701,181	12,285	1.46
Brokered time deposits	105,689	406	0.77	389,794	4,670	2.42
Total interest-bearing deposits	7,549,559	26,346	0.70	7,151,487	33,072	0.93
Federal funds purchased and other borrowings	199	1	1.01	30,241	409	2.73
Federal Home Loan Bank advances	83	1	2.42	170,636	2,174	2.57
Long-term debt	220,429	5,894	5.38	257,134	6,599	5.18
Total borrowed funds	220,711	5,896	5.37	458,011	9,182	4.04
Total interest-bearing liabilities	7,770,270	32,242	0.83	7,609,498	42,254	1.12

Noninterest-bearing liabilities:
Noninterest-bearing deposits	3,943,740			3,275,612
Other liabilities	174,781			169,048
Total liabilities	11,888,791			11,054,158
Shareholders' equity	1,669,518			1,504,532
Total liabilities and shareholders' equity	$13,558,309			$12,558,690

Net interest revenue (FTE)		$229,512			$234,738
Net interest-rate spread (FTE)			3.42%			3.72%
Net interest margin (FTE) (4)			3.73%			4.11%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 26%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.
(2)	Included in the average balance of loans outstanding are loans on which the accrual of interest has been discontinued and loans that are held for sale.
(3)	Securities available for sale are shown at amortized cost. Pretax unrealized gains of $59.6 million in 2020 and unrealized losses of $10.4 million in 2019 are included in other assets for purposes of this presentation.
(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.

About United Community Banks, Inc.

United Community Banks, Inc. (NASDAQ: UCBI) (United) is a bank holding company headquartered in Blairsville, Georgia, with executive offices in Greenville, South Carolina. United is one of the largest full-service financial institutions in the Southeast, with $15.0 billion in assets, and 149 offices in Georgia, North Carolina, South Carolina and Tennessee at June 30, 2020. Through its July 1st acquisition of Three Shores Bancorporation and its wholly-owned banking subsidiary, Seaside National Bank & Trust, United added approximately $2.1 billion in assets and 14 banking offices in key metropolitan markets throughout Florida. United Community Bank, United’s wholly-owned bank subsidiary, specializes in personalized community banking services for individuals, small businesses and companies throughout its geographic footprint, now including Florida under the brand Seaside Bank and Trust. Services include a full range of consumer and commercial banking products, including mortgage, advisory, treasury management, and now wealth management. Respected national research firms consistently recognize United for outstanding customer service. In 2020, J.D. Power ranked United highest in customer satisfaction with retail banking in the Southeast, marking six out of the last seven years United earned the coveted award. Forbes included United in its inaugural list of the World’s Best Banks in 2019 and again in 2020. Forbes also recognized United on its 2020 list of the 100 Best Banks in America for the seventh consecutive year. United also received five Greenwich Excellence Awards in 2019 for excellence in Small Business Banking and Middle Market Banking, including a national award for Overall Satisfaction in Small Business Banking. Additional information about United can be found at www.ucbi.com.

Non-GAAP Financial Measures

This press release, including the accompanying financial statement tables, contains financial information determined by methods other than in accordance with generally accepted accounting principles, or GAAP. This financial information includes certain operating performance measures, which exclude merger-related and other charges that are not considered part of recurring operations, such as “operating net income,” “pre-tax pre-provision income,” “operating net income per diluted common share,” “operating earnings per share,” “tangible book value per common share,” “operating return on common equity,” “operating return on tangible common equity,” “operating return on assets,” “return on assets - pre-tax pre-provision, excluding merger-related and other charges,” “return on assets – pre-tax pre-provision,” “operating efficiency ratio,” and “tangible common equity to tangible assets.” These non-GAAP measures are included because United believes they may provide useful supplemental information for evaluating United’s underlying performance trends. These measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable measures as reported in accordance with GAAP are included with the accompanying financial statement tables.

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